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                                   EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Annual Report (Form 10-K) of Brown & Sharpe Manufacturing Company of our report dated February 4, 2000 (except for Notes 2 and 11, as to which the date is February 29, 2000), included in the 1999 Annual Report to Shareholders of Brown & Sharpe Manufacturing Company.

Our audits also included the financial statement schedule of Brown & Sharpe Manufacturing Company listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in Registration Statements (Form S-8 Nos. 2-33676, 2-56821, 2-77219, 2-77575, 2-83637, 2-97935, 33-17831,
33-23601, 33-23603, 33-30927, 33-54496, 333-07733, and 333-91367) pertaining to employee benefit plans, of Brown & Sharpe Manufacturing Company of our report dated February 4, 2000 (except for Notes 2 and 11, as to which the date is February 29, 2000), with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) for the year ended December 31, 1999.



                                                 ERNST & YOUNG LLP

Providence, Rhode Island
March 24, 2000


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